Exhibit 10.13

Form of Agreement with Supplier

Party A:

address:

contact number:

Party B:

address:

contact number:

Party A and Party B enter into this Contract in accordance with the Contract Law of the People’s Republic of China, the Advertising Law of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntary and consensus consultation and on the basis of the principles of honesty and trustworthiness, mutual benefit and common development.

Article 1. Definition

1.	Cooperative Products: Party A has independent, complete and legal rights (including but not limited to ownership and relevant intellectual property rights), or Party A has the basic products or service rights legally authorized to entrust Party B to carry out specific information services.

2.	Cooperation mode: the following (5) modes

1）	CPA (Cost Per Action): by the actual effect of advertising billing model. Users who successfully download, install and open the cooperative products online through Party B’s platform will be regarded as an effective installation and activation, that is, an effective CPA.

2）	CPT (Cost Per Time): the mode of charging for display time by advertising location.

3）	CPD (Cost Per Download) : in the platform bidding advertising system recharge, according to the download charging mode.

4）	CPC (Cost Per Click) : by the user effective click billing mode.

5）	CPM (Cost Per Mille): cost per thousand persons

3.	Information service: refers to a service that displays and releases the cooperative product information through the relevant pages or interfaces of Party B’s platform or the third-party channel platform, including but not limited to consulting service, account opening service, after-sales support, product training, content release, activity execution and other projects.

4.	Information service fee: refers to the information service remuneration of Party B according to the cooperation mode agreed by both parties.

Article 2. Term of Service

Service period: From _____ to _____

Article 3. Service Content

1.	The original contract can be applied repeatedly during the cooperation period and shall be binding on both parties. The Settlement Statement signed by Party A and Party B for each cooperative product shall serve as an annex to this Contract and have the same legal effect as this Contract.

2.	Party B shall provide information services to Party A in accordance with the Settlement Form signed by both parties.

3.	After the Settlement Form is confirmed by both parties, it shall be used as the valid basis for the initial confirmation of Party B’s information service, but both parties shall supplement the original paper copies sealed by both parties within 10 working days after the confirmation by email.

Article 4 Information service fee and settlement and payment method

1.	Payment method: Party A will pay party B in the form of bank transfer.

2.	Party B’s bank account information is as follows:

account title:

bank of deposit:

account number:

3.	Issue an invoice

(1)	Party B shall issue invoices to Party A that meet the requirements of the national tax authorities.

(2)	Party A’s billing information is as follows

Invoice type: special VAT special invoice Invoice title: Company Tax number:

Contents of billing:

Payment account:

bank of deposit:

Registered address & Telephone Number:

4.	Both parties shall bear various taxes and fees for the income arising hereof; Party A shall pay the information service fees paid by Party A to Party B.

5.	The specific information service fees and settlement and payment methods are detailed in the Settlement Form of each period. If there is any difference between the Settlement Form and this contract, the Settlement Form shall prevail.

Article 5. The Rights and Obligations of Party A

1.	Party A shall provide Party B with the cooperative products under this Contract (including but not limited to materials, design samples, product forms, etc.) five working days before the expected promotion of the cooperative products for Party B to provide information services. Party B shall not be liable for any accidents such as delay or failure caused by Party A’s failure to provide the cooperative products on time, and Party A shall bear any losses caused to Party B.

2.	During the information service period, if Party A needs to update or change, including but not limited to the icon or text, Party A shall notify Party B in writing 5 working days in advance and deliver the replacement icon or text to Party B.

3.	Party A warrants that the text, pictures, technology, software and other cooperative products provided shall not violate any laws, regulations and public ethics and shall not constitute any infringement of the third party, including but not limited to the intellectual property rights, reputation rights, portrait rights and other legal rights of the third party. If Party A breaches this guarantee and causes any dispute or Party B has reason to believe that Party A’s behavior will lead to such situation, Party A shall be responsible for it alone and completely, and Party B shall not bear any responsibility. Party A shall compensate Party B for all losses incurred thereby, and Party B shall have the right to terminate this Contract at any time.

4.	Party A guarantees that the cooperative products do not contain viruses, Trojan horses or other harmful programs and codes, no malicious link jump, hidden deduction and other losses of privacy or property in use, after the feedback of the platform. In such case, if Party B, Party B shall bear the corresponding legal liabilities and compensate for all the losses caused thereby.

5.	If the problems and disputes in paragraphs 3 and 4 of this Article must be directly handled by Party B, Party A shall give maximum support and bear all responsibilities, losses and expenses caused thereby during and after party B’s handling.

6.	Party A shall pay the information service fee, security deposit, recharge payment and other funds in time and in full according to the time and amount stipulated in this Contract and relevant terms.

Article 6. Rights and Obligations of Party B

1.	Party B shall arrange the information service as agreed by both parties and ensure the stability and reliability of its platform. If the information service execution is difficult due to Party B’s platform, Party B may propose corresponding adjustment plan to Party A for Party A for re-confirmation.

2.	Party B shall have the right to examine the contents and manifestations of the cooperative products provided by Party A, and shall have the right to request Party A to modify the contents and manifestations that do not conform to laws and regulations. Party B shall have the right to refuse to provide corresponding information services before Party A makes the modification. The liability caused thereby shall be borne by Party A, and Party B shall not bear any liability for breach of contract. Party B’s review shall not be deemed as party B’s recognition and guarantee of any content and form of expression.

3.	During the term of this Contract, Party B shall have the right to use party A’s company name, business name, trademark and relevant materials or contents of the cooperative products in the process of service for the cooperative products, but such use shall not exceed the scope agreed herein. Party B shall have the right to relicense this right to Party B’s platform and be obliged to confirm that the use of Party B’s platform to Party A’s materials provided by Party B shall not exceed the provisions herein. At the same time, Party B shall not disclose the promotion data obtained from Party A to any third party.

4.	Party B shall provide information services to Party A in accordance with the provisions herein. If Party B has any wrong display position (i.e. “misbroadcast” or insufficient display time (i. e., “missed broadcast”), it shall compensate Party A for the same value according to the principle of “one mistake one, one missing one”.

5.	Party B shall not, by itself or authorize any third party, modify, update, secondary development, crack, compile, reverse engineering of any cooperative products or any other similar behavior, except for the purpose of this Contract and with the written consent of Party A.

6.	Party b and party b platform for the normal business, need to regularly or irregularly shutdown equipment maintenance, party a to fully understanding, such as such information service under this contract can not as planned, as a breach, but party B has the obligation to try to avoid service interruption or limit the interruption time in the shortest time.

7.	During the cooperation period, if the foreign cooperation and sales policies (including but not limited to price, distribution, discount policies, etc.) of Party B and Party B platform are adjusted, all the effective orders signed shall follow the new sales policy; if Party A does not agree to the new sales policy published by Party B and Party B platform, Party B shall have the right to terminate this Agreement in advance after settling the specific cooperation without any liability for breach of contract.

8.	Based on the overall market interests and party b or party b platform adjustment, party b may not regularly adjust its service content, layout, page design, such as the impact under this contract (including location and / or during the period), party a will give full understanding, but party B has the obligation to minimize the impact as far as possible.

Article 7. Confidentiality clause

1.	Either party has the obligation to keep confidential the trade secrets that the other party has not disclosed to the public in the course of cooperation.Without the written permission of the other party, neither party shall disclose it to a third party, otherwise it shall be liable for breach of contract and compensate for the losses, and investigate its relevant legal liabilities according to law.Except that must be disclosed to competent institutions (such as government law enforcement departments, stock exchanges, etc.) in accordance with relevant regulations.

2.	Trade secrets refer to the technical information, business information, customer information, business data, financial information and other information that can bring the benefits and effects to the party.

3.	Whether this Contract is terminated or no longer performed for any reason, both parties shall abide by the above confidentiality obligations until the other party releases the obligation in writing, or the trade secret has become the public information in the industry, and will not cause any damage to the other party due to the breach of the confidentiality terms of this Contract.

Article 8. Modification and termination of the Contract

1.	Party A and Party B may modify the contract content or terminate the contract through consultation and confirm in writing.

2.	Without mutual agreement and written confirmation by both parties, on the premise that neither party has a breach of contract, either party unilaterally claims the modification or termination of this contract without the legal effect of contract modification and termination, and if the other party suffers losses, it shall compensate the other party for the economic losses suffered.

3.	This Contract may be terminated due to legal circumstances, circumstances agreed herein or agreed by both parties; the early termination of this Contract shall not affect the rights and obligations of both parties hereunder prior to the early termination date of this Contract.

Article 9. Liability for Breach of Contract

1.	If either party breaches its obligations under this Contract, the breaching party shall, upon receipt of the nonbreaching party requesting to correct its breach, immediately stop its breach, continue to perform its obligations in accordance with the Contract, and indemnify the non-breaching party for all losses incurred thereby within ten (10) days.If the breaching party continues to breach or fails to perform its obligations, the non-breaching party shall also have the right to terminate this Contract in advance except for all the damages from the breaching party and the legal liability of the breaching party.

Article 10. Intellectual Property Rights

1.	Both parties recognize and respect the intellectual property rights owned or legally used by the other party or its affiliates. During the process of cooperation, the intellectual property rights owned by either party shall not be transferred due to the cooperation between both parties.

2.	In the process of cooperation, both parties shall strictly reasonably and legally use the intellectual property rights of the other party within the scope of authorization for the purpose of performing the contract.

3.	The parties shall ensure that the performance of their obligations under this Agreement shall not infringe the intellectual property rights of the other party and any third party, and shall ensure that the other party shall not infringe the intellectual property rights by using the advertising content or software provided by the third party.

4.	All hardware, software, programs, passwords, trade names, technologies, licenses, patents, trademarks, technologies and knowledge used by both parties shall belong to the owners of each party without any right defects, and the other party or the third party shall not have any rights or interests therein.

5.	For any damage to the other party (including economic damage, goodwill damage, etc.) caused by one party violating the provisions in the preceding paragraph, the breaching party shall bear the corresponding liability to the non-breaching party and shall eliminate the adverse impact for the non-breaching party for the goodwill damage suffered by the non-breaching party.

6.	If either party infringes the intellectual property rights provided by the other party, and is involved in litigation, claims, or other judicial procedure, the provider shall immediately assist the other party to handle the other party and bear the attorney fees, costs, travel expenses or damages determined in the arbitration award or the final judgment of the court, and eliminate adverse effects for the injured party.

Article 11. Force majeure

7.	“Force Majeure Event” means an event or cause which neither party can resist, foresee, or even foresee.Given the special nature of the Internet, force majeure events also include the following conditions affecting the normal operation of the Internet: hacking; significant impact due to technical adjustment in telecommunications departments; temporary shutdown due to government control; and virus invasion.

8.	If either party hereunder is unable to perform its obligations, according to the extent of the force majeure event, the party unable to perform the force majeure event shall notify the other party within 48 hours from the date of the force majeure event, provide the other party with reasonable and true supporting documents within 5 working days after the end of the force majeure event, and perform the necessary and reasonable obligations to reduce the loss or negative impact.Any party experiencing force majeure after delaying the performance of its obligations shall not be exempted from liability.

9.	If the force majeure event and its impact are not terminated or eliminated one month after its occurrence, both parties may terminate this Agreement through negotiation and shall not be liable for breach of contract.

Article 12. Dispute settlement

1.	The conclusion, execution and interpretation of this Contract shall be subject to the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan).

2.	Any dispute arising from or in connection with this Contract shall be settled by both parties through friendly negotiation.If the negotiation fails, both parties agree to file a lawsuit with the people’s court with jurisdiction in the place where the defendant is located.

Article 13. Notices and Service

1.	Any notice, letter or information between party A and Party B shall be subject to the mailing address, email address, contact phone number and other information listed in the first part of this Contract, and shall be sent in the form of express delivery, E-mail and fax.If one party moves the address or changes the contact person, telephone, fax or email address, it shall notify the other party in writing within 3 working days before the change; otherwise, either party served to the other party in accordance with this Agreement shall be deemed to have been delivered.

2.	If notices and letters are faxed, they shall be deemed as mail, e-mail, 24 hours from the time of delivery, from the other party.

Article 14. Others

1.	This contract shall come into force upon signing and seal by both parties until the completion of the rights and obligations of both parties hereunder.

2.	If the commencement date of the cooperation term agreed herein is earlier than the effective date of this Agreement, the rights and obligations of both parties shall be executed from the commencement date of the cooperation term and shall be subject to the restriction of this Contract.

3.	During the performance of this Contract, if party A and Party B confirm the cooperation mode, product content, delivery time, fee settlement and other matters through the enterprise email, the confirmed E-mail content shall be a valid part of this Contract and have the same legal effect as this Contract.

4.	For matters not covered herein, a supplementary contract may be signed by both parties through negotiation. The supplementary contract shall have the same legal effect as this Contract.

5.	During the performance of this Contract, if any party merges, merges or reorganized with a third party, the successor company shall continue to perform the unfinished part of this Contract.

6.	This contract is made in duplicate, with each party holding one copy and each copy having the same legal effect.

Party A:

Signature of the Authorized Representative:

Date:

Party B:

Signature of the Authorized Representative:

Date: